Exhibit 99.1
STREAMLINE HEALTH SOLUTIONS, INC.
News Release of Streamline Health Solutions, Inc. Dated April 12, 2011
News Release
Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT:	INVESTOR CONTACT:
Robert E. Watson	Joe Diaz, Robert Blum or Joe Dorame
Chief Executive Officer	Lytham Partners, LLC
(513) 794-7100	(602) 889-9700
STREAMLINE HEALTH® SOLUTIONS REPORTS Q4 RESULTS
Cincinnati, Ohio — April 12, 2011 — Streamline Health Solutions, Inc. (Nasdaq: STRM) today announced financial results for the fourth quarter of fiscal year 2010, ended January 31, 2011.
Highlights for the quarter included:
•	Company secured two new accessANYwareTM purchase contracts for add-on licenses with existing clients totaling approximately $800,000; of which $450,000 of systems revenue was recognized during the quarter;
•	Company completed and delivered a new enterprise Referral Order Workflow (ROW) license from third quarter backlog resulting in $220,000 of systems revenue recorded in the fourth quarter;
•	Total system sales for the quarter were $867,000;
•	Professional services revenues improved by 44% versus the fourth quarter of the prior year;
•	Application hosting recurring revenues for the quarter increased 7% over the prior comparable quarter;
•	New bookings for the quarter, excluding maintenance revenue, exceeded $1.9 million;
•	Backlog at year end was $17.6 million

Revenues for the fourth quarter totaled $4.9 million, compared to $6.3 million in the prior year fourth quarter, which benefitted from a $1.7 million system sale as a result of delivery of the newly developed accessANYware platform when it reached General Availability status in January 2010. In fiscal 2010 the Company generated $867,000 in system sales. These system sales included nearly $450,000 from two new accessANYware add-on sales to existing clients. The Company also completed and delivered from backlog a $220,000 Referral Order Workflow solution that was sold to a Texas hospital in the third quarter.
Professional services revenues improved by $328,000 or 44% over the prior comparable period. Recurring revenues from maintenance contracts improved by 5% or $95,000 over the prior comparable fourth quarter. Hosting revenues from backlog increased by $58,000 or 7% over the prior comparable quarter.
Total operating expenses for the fourth quarter of fiscal 2010 were $5.7 million compared with $4.7 million in the comparable prior year quarter. This increase was the result of nearly $1.4 million of one-time expenses attributable to a $755,000 non-cash charge for the impairment of capitalized software assets on uncompleted development products and nearly $500,000 of costs associated with the recent change in CEO. The results of the fourth quarter were also impacted by a $997,000 increase in non-cash tax expense due to an incremental increase in the non-cash deferred tax asset valuation allowance.
As a result, the Company recorded a net loss for the fourth quarter ended January 31, 2011 of $1.8 million, or $0.19 per share, compared with net income of $1.6 million, or $0.17 per fully diluted share, for the prior year comparable quarter. Adjusted EBITDA* (a non-GAAP measure) for the quarter ended January 31, 2011 was $976,000, or $0.10 per fully diluted common share (adjusted), compared to $2.5 million, or $0.26 per fully diluted common share (adjusted) in the comparable prior quarter. A reconciliation table is provided below.
New bookings for the fourth quarter, excluding maintenance services, were in excess of $1.9 million. Highlights of the new bookings included an accessANYware license to an existing client through one of our re-marketing partners and another one sold by our direct sales force.
Backlog at January 31, 2011 was $17.6 million, compared with $19.5 million at October 31, 2010 and $19.9 million at January 31, 2010. Current backlog was also impacted by the recognition of revenue for application-hosted and maintenance contracts that were in the prior backlog totals as well as the previously discussed ROW solution delivery in the fourth quarter that had been in the prior quarter’s backlog.

Robert E. Watson, chief executive officer of Streamline Health, commented, “We look forward to improved operational and financial results as we implement our strategic plan in the coming quarters. I firmly believe that Streamline Health has a solid portfolio of products and services that can increasingly drive significant efficiencies in healthcare institutions throughout the country while substantially assisting those institutions in meeting the requirements of ‘meaningful use’ and their ability to qualify for sizable incentive payments as outlined in the Health Information Technology for Economic and Clinical Health Act (HITECH). I believe there are great opportunities ahead to substantially grow our business and enhance shareholder value.”
* Non-GAAP Financial Measures
Streamline Health reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that these measures provide useful supplemental information regarding the performance of Streamline Health’s business operations.
Streamline Health defines “adjusted EBITDA” as net earnings(loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, and stock-based compensation expense. A table illustrating this measure is included in this publication.
Conference Call Information
The Company will conduct a conference call and web cast to review the results of the fourth quarter of fiscal 2010, today April 12, 2011 at 4:30 p.m. ET.
Interested parties can access the call by dialing (877) 317-6789 or (412) 317-6789, or listen via a live Internet web cast, which can be found at www.streamlinehealth.net. A replay of the call will be available by visiting www.streamlinehealth.net for 30 days or by calling (877) 344-7529 or (412) 317-0088, access code 449946, through April 15, 2011.
About Streamline Health
Streamline Health is a leading provider of document workflow and document management solutions, applications and services that help strategic business partners and healthcare organizations improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, connectivity, optical character recognition (OCR) and business process integration.

The Company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician referral order processing, pre-admission registration scanning and signature capture, financial screening, perioperative processing, mitigation processing, secondary billing services, explanation of benefits processing and release of information processing. The Company’s solutions also address the document workflow needs of the Human Resources and Supply Chain Management processes of the healthcare enterprise. All solutions are available through a ‘Software as a Service’ (SaaS) model of delivery via the Company’s Remote Hosting Center that better matches customers’ capital or operating budget needs, or via a locally installed software licensing model.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to multiple forms of patient information from any location through secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving.
For additional information please visit our website at www.streamlinehealth.net.
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Financial Tables on Following Pages

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months and Fiscal Year Ended January 31,
(Unaudited)

	Three Months		Fiscal Year
	2011	2010	2011	2010
Revenues:
Systems sales	$867,147	$2,716,138	$2,557,797	$3,673,522
Services, maintenance and support	3,133,849	2,710,208	11,497,969	11,233,183
Application-hosting services	913,626	855,515	3,550,225	3,301,493

Total revenues	4,914,622	6,281,861	17,605,991	18,208,198

Operating expenses:
Cost of systems sales	1,571,533	901,453	3,827,313	2,993,442
Cost of services, maintenance and support	1,453,535	1,335,410	5,561,578	5,033,145
Cost of application-hosting services	493,068	437,970	1,902,521	1,641,576
Selling, general and administrative	1,841,093	1,492,703	6,406,190	5,503,580
Product research and development	322,243	486,128	1,759,694	1,682,773

Total operating expenses	5,681,472	4,653,664	19,457,296	16,854,516

Operating profit (loss)	(766,850)	1,628,197	(1,851,305)	1,353,682
Other income (expense):
Interest expense	(28,471)	(13,569)	(116,392)	(43,823)
Other income (expense)	4,452	(1,641)	34,080	18,749

Earnings (loss) before taxes	(790,869)	1,612,987	(1,933,617)	1,328,608
Income taxes	(1,002,000)	(27,500)	(1,017,000)	(40,500)

Net earnings (loss)	$(1,792,869)	$1,585,487	$(2,950,617)	$1,288,108

Basic net earnings (loss) per common share	$(0.19)	$0.17	$(0.31)	$0.14

Diluted net earnings (loss) per common share	$(0.19)	$0.17	$(0.31)	$0.14

Number of shares used in per common share computations:
Basic	9,560,636	9,401,342	9,504,986	9,381,285

Diluted	9,560,636	9,554,363	9,504,986	9,530,891

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$1,403,949	$1,025,173
Accounts receivable, net of allowance for doubtful accounts of $100,000	2,620,756	1,922,279
Contract receivables	680,096	1,182,308
Prepaid hardware and third party software for future delivery	72,259	149,281
Prepaid customer maintenance contracts	794,299	1,058,282
Other prepaid assets	200,056	305,050
Deferred income taxes	167,000	224,000

Total current assets	5,938,415	5,866,373

Property and equipment:
Computer equipment	2,708,819	2,987,039
Computer software	1,947,135	1,816,397
Office furniture, fixtures and equipment	747,867	747,867
Leasehold improvements	639,864	574,257

	6,043,685	6,125,560
Accumulated depreciation and amortization	(4,517,860)	(4,344,432)

	1,525,825	1,781,128
Contract receivables, less current portion	241,742	146,093
Capitalized software development costs, net of accumulated amortization of $12,832,347 and $10,411,828, respectively	7,575,064	8,049,292
Other, including deferred taxes of $711,000 and $1,651,000, respectively	734,376	1,681,661

	$16,015,422	$17,524,547

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$565,252	$887,928
Accrued compensation	1,163,843	559,235
Accrued other expenses	480,422	476,504
Current portion of capital lease obligations	183,637	249,309
Current portion of deferred revenues	5,766,795	4,956,303

Total current liabilities	8,159,949	7,129,279
Deferred revenues, less current portion	—	602,239
Line of credit	1,200,000	900,000
Lease incentive liability, less current portion	61,034	—
Capital lease obligation, less current portion	—	161,666

Total liabilities	9,420,983	8,793,184

Stockholders’ equity:
Convertible redeemable preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value per share, 25,000,000 shares authorized, 9,856,517 and 9,436,824 shares issued and outstanding, respectively	98,565	94,368
Additional paid in capital	36,975,242	36,160,126
Accumulated other comprehensive income	—	5,620
Accumulated (deficit)	(30,479,368)	(27,528,751)

Total stockholders’ equity	6,594,439	8,731,363

	$16,015,422	$17,524,547

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Fiscal Year Ended January 31,

	2011	2010

Operating activities:
Net earnings (loss)	$(2,950,617)	$1,288,108
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	3,270,902	2,868,997
Impairment loss on capitalized software development costs	754,709	—
Deferred tax provision	997,000	—
Loss on disposal of fixed assets	1,050	4,308
Share-based compensation expense	678,172	274,629
Change in assets and liabilities:
Accounts, contract and installment receivables	(291,914)	(1,098,299)
Other assets	440,379	54,664
Accounts payable	(322,676)	174,020
Accrued expenses	608,526	264,627
Deferred revenues	208,253	(1,697,272)

Net cash provided by operating activities	3,393,784	2,133,782

Investing activities:
Purchases of property and equipment	(530,434)	(698,698)
Capitalization of software development costs	(2,701,000)	(3,668,000)
Other	2,622	(36,612)

Net cash used in investing activities	(3,228,812)	(4,403,310)

Financing activities:
Net change under revolving credit facility	300,000	100,000
Proceeds from exercise of stock options and stock purchase plan	141,141	65,900
Payments on capital lease	(227,337)	—

Net cash provided by financing activities	213,804	165,900

(Decrease) Increase in cash and cash equivalents	378,776	(2,103,628)
Cash and cash equivalents at beginning of year	1,025,173	3,128,801

Cash and cash equivalents at end of year	$1,403,949	$1,025,173

Supplemental cash flow disclosures:
Interest paid	$74,898	$34,507

Income taxes paid	$47,658	$7,265

Property and equipment additions financed by capital leases	$—	$410,975

STREAMLINE HEALTH SOLUTIONS, INC.
Backlog
(Unaudited)
Table A
Backlog (in thousands)

	January 31,	October 31,	January 31,
	2011	2010	2010
Streamline Health software licenses	$121	298	201
Custom software	42	42	105
Hardware and third party software	66	176	171
Professional services	4,629	3,293	3,977
Application-hosting services	7,362	8,068	9,414
Recurring maintenance	5,384	7,641	5,987

Total	$17,604	19,518	19,855

STREAMLINE HEALTH SOLUTIONS, INC.
Bookings
(Unaudited)
Table B
New bookings (a)

	Three Months Ended
	January 31, 2011
	Value	% of Total Bookings
Streamline Health Software licenses	$522,000	27%
Application Hosting Services	87,000	5%
Professional services	1,075,000	56%
Hardware & third party software	227,000	12%

Total bookings	$1,911,000	100%

	Fiscal Year Ended
	January 31, 2011
	Value	% of Total Bookings
Streamline Health Software licenses	$1,726,000	27%
Application Hosting Services	810,000	13%
Professional services	3,026,000	47%
Hardware & third party software	833,000	13%

Total bookings	$6,395,000	100%

(a)	Bookings are the aggregate of signed contracts and/or completed customer purchase orders approved and accepted by the Company as binding commitments to purchase its products and/or services. New bookings do not include maintenance services as these tend to be recurring in nature on an annual or more frequent basis.

STREAMLINE HEALTH SOLUTIONS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Table C
This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.
Reconciliation of net earnings(loss) to non-GAAP adjusted EBITDA (a, b).

	Three Months Ended
	January 31,
	2011	2010
Net earnings (loss)	$(1,792,869)	$1,585,487
EBITDA adjustments
Interest expense	28,471	13,569
Tax expense	1,002,000	27,500
Amortization of capitalized software development costs	1,274,564	631,949
Depreciation and amortization — other	200,268	197,816
Stock based compensation	263,686	70,371

Adjusted EBITDA	$976,120	$2,526,692

	Fiscal Year Ended
	January 31,
	2011	2010
Net earnings (loss)	$(2,950,617)	$1,288,108
EBITDA adjustments
Interest expense	116,392	43,823
Tax expense	1,017,000	40,500
Amortization of capitalized software development costs	3,175,228	2,100,068
Depreciation and amortization — other	850,383	768,930
Stock based compensation	678,172	274,630

Adjusted EBITDA	$2,886,558	$4,516,059

(a)	Earnings Before Interest, Tax, Depreciation, Amortization, and Stock-based compensation
(b)	Adjusted EBITDA previously included foreign currency gains and losses. These have now been excluded from the definition of Adjusted EBITDA to correspond to the definition under the terms of the line of credit, renewed in the first quarter of fiscal 2011.

STREAMLINE HEALTH SOLUTIONS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Table C (continued)
Reconciliation of diluted net earnings per common share to non-GAAP diluted earnings per common share.

	Three Months Ended
	January 31,
	2011	2010
Diluted net earnings (loss)	$(0.19)	$0.17
EBITDA adjustments Interest expense	0.00	0.00
Tax expense	0.10	0.00
Amortization of capitalized software development costs	0.13	0.07
Depreciation and amortization — other	0.02	0.02
Stock based compensation	0.03	0.01

Adjusted EBITDA per adjusted diluted share	$0.10	$0.26

Diluted weighted average shares	9,560,636	9,554,363

Includable incremental shares — adjusted EBITDA (a)	5,889	—

Adjusted diluted shares	9,566,525	9,554,363

	Fiscal Year Ended
	January 31,
	2011	2010
Diluted net earnings (loss)	$(0.31)	$0.14
EBITDA adjustments Interest expense	0.01	0.00
Tax expense	0.11	0.00
Amortization of capitalized software development costs	0.33	0.22
Depreciation and amortization — other	0.09	0.08
Stock based compensation	0.07	0.03

Adjusted EBITDA per adjusted diluted share	$0.30	$0.47

Diluted weighted average shares	9,504,986	9,530,891

Includable incremental shares — adjusted EBITDA (a)	83,353	—

Adjusted diluted shares	9,588,339	9,530,891

Note:	Per share amounts may not be additive due to rounding.

(a)	The number of incremental shares that would be dilutive under a profit assumption are only applicable under a GAAP net-loss. If GAAP profit is earned in the current period, no incremental shares are assumed.